UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2016
_____________________________

PAR Technology Corporation
(Exact Name of Registrant as Specified in Charter)
_____________________________

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8383 Seneca Turnpike New Hartford, New York	13413-4991
(Address of Principal Executive Offices)	(Zip Code)

(315) 738-0600
(Registrant’s telephone number, including area code)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2016, PAR Technology Corporation (the “Company”) issued a press release announcing the appointment of Bryan Menar as Vice President and Chief Financial Officer of the Company. A copy of this press release is attached hereto as Exhibit 99.1.

Mr. Menar’s appointment is effective upon commencement of his employment with the Company, which will be on January 3, 2017.  Since January 2015, Mr. Menar has served as Vice President, Financial Planning and Analysis, of Chobani, LLC.  Prior to that, from October 2012 through December 2014, Mr. Menar served as Director of Financial Planning and Analysis for Chobani.  In addition, Mr. Menar served as a consultant with J.C. Jones & Associates, a national business consulting firm, from 2010 to 2012, and as Vice President, Merchant Bank Controllers, of Goldman Sachs & Co. from 2002–2010.

Mr. Menar, 41, is a Certified Public Account, with a Master of Business Administration in Finance from the NYU Stern Business School, New York, New York, and a Bachelor of Science Degree in Accounting and Economics from Le Moyne College, Syracuse, New York.

Mr. Menar will receive an annual base salary of $250,000 and will be eligible for an annual cash bonus under the Company’s Annual Incentive Compensation Plan with a target amount of 30% of his earned annual base salary, based on the Company’s annual performance. Mr. Menar will be paid a $50,000 signing bonus within 30 days of the commencement of his employment with the Company. Upon commencement of his employment, Mr. Menar will be granted a non-qualified stock option to purchase up to 40,000 shares of the Company’s common stock in accordance with the Company’s 2015 Equity Incentive Plan. The stock option, which will be granted at the next scheduled date for option grants by the Company’s Board of Directors, will vest ratably over a period of four years. If, within the first 3-years of Mr. Menar’s employment, the Company terminates his employment without cause or Mr. Menar terminates his employment for good reason, he will be entitled to severance in an amount equal to six months of his then current annual base salary.

The foregoing description of the terms of Mr. Menar’s employment does not purport to be complete and is qualified in its entirety by reference to the complete text of Mr. Menar’s offer letter and employment agreement, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the period ending December 31, 2016 to be filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	PAR Technology Corporation Press Release dated December 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PAR Technology Corporation

/s/ Matthew J. Trinkaus,
Matthew J. Trinkaus,
Chief Accounting Officer & Corporate Controller

Date:  December 5, 2016

Exhibit Index

Exhibit No.	Description

99.1	PAR Technology Corporation Press Release dated December 5, 2016.